Exhibit 23.1
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      CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57028 and 333-30085) of Ecology and Environment, Inc. of our report dated October 26, 2005, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K

/s/ Schneider Downs & Co., Inc.
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Schneider Downs & Co., Inc.

Pittsburgh, Pennsylvania
October 26, 2005